As filed with the Securities and Exchange Commission on May 14, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONIC INNOVATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	87-0494518
(State of Incorporation)	(I.R.S. Employer Identification Number)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, Utah 84121-7036

(Address of Principal Executive Offices)

2000 EMPLOYEE STOCK PURCHASE PLAN

2000 STOCK PLAN

(Full title of the plans)

Stephen L. Wilson

Senior Vice President and Chief Financial Officer

SONIC INNOVATIONS, INC.

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, Utah 84121-7036

(Name and address of agent for service)

(801) 365-2800

(Telephone number, including area code, of agent for service)

Copy to:

Mark Bonham, Esq.

WILSON SONSINI GOODRICH & ROSATI, PC

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

Telephone: (801) 993-6400

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value, and associated Preferred Share Purchase Rights to be issued under the:
2000 Employee Stock Purchase Plan	200,000	$7.99	(2)	$1,598,000	$203

2000 Stock Plan	694,564	9.40	(3)	6,528,902	828

Total	894,564			$8,126,902	$1,031

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plans listed above.
(2)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock of Sonic Innovations, Inc. (the “Registrant”) as reported on the Nasdaq National Market on May 10, 2004, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the ESPP.
(3)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on May 10, 2004.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 894,564 additional shares of the Registrant’s Common Stock that may be issued pursuant to the Registrant’s 2000 Stock Plan and 2000 Employee Stock Purchase Plan (collectively, the “Plans”). Accordingly, the contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on May 9, 2000 (file number 333-36562), May 2, 2001 (file number 333-59988), January 3, 2002 (file number 333-76250), August 16, 2002 (file number 333-98303), August 30, 2002 (file number 333-99035) and April 2, 2003 (file number 333-104239) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information heretofore filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004.

2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Registrant’s Annual Report referred to above.

3. The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed on April 13, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

4. The description of the Registrant’s Preferred Share Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A filed on April 16, 2001 pursuant to Section 12(g) of the Exchange Act, including any amendment or report updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

The financial statements incorporated by reference into this Registration Statement for the year ended December 31, 2001 have been included in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting. Arthur Andersen LLP has not consented to the inclusion of their report in this Registration Statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their report in this Registration Statement, investors may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements.

Item 4.	Description of Securities.

Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article XI of the Registrant’s Certificate of Incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

Article 6 of the Registrant’s Bylaws provides, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers and certain third parties acting on behalf of the Registrant to the fullest extent permitted under Delaware Law.

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The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant’s Certificate of Incorporation and Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits

Exhibit Number	Description
4.1	2000 Employee Stock Purchase Plan, as amended incorporated by reference from the Registrant’s Registration Statement on Form S-8 filed on August 16, 2002.

4.2	2000 Stock Plan, as amended incorporated by reference from the Registrant’s Registration Statement on Form S-8 filed on August 30, 2002.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant.

23.1	Independent Auditors’ Consent.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant (contained in Exhibit 5.1).

24.1	Power of Attorney (see page 5).

Item 9.	Undertaking.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on May 14, 2004.

SONIC INNOVATIONS, INC.

By:	/s/ STEPHEN L. WILSON
Stephen L. Wilson Senior Vice President and Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew G. Raguskus and Stephen L. Wilson, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.

Signature	Title

/s/ ANDREW G. RAGUSKUS Andrew G. Raguskus	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ STEPHEN L. WILSON Stephen L. Wilson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ LEWIS S. EDELHEIT Lewis S. Edelheit	Director

/s/ ANTHONY B. EVNIN Anthony B. Evnin	Director

/s/ KEVIN J. RYAN Kevin J. Ryan	Director

/s/ LAWRENCE C. WARD Lawrence C. Ward	Director

/s/ SAMUEL L. WESTOVER Samuel L. Westover	Director

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